UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 26, 2007

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 7.01    REGULATION FD DISCLOSURE

The latest Investor Relations presentation that management of Office Depot, Inc. (the “Company”) intends to cover in any meetings with shareholders during the quarter is attached to this Current Report on Form 8-K as Exhibit 99.1.1. The presentation provides an overview of the Company, perspective on the office supply market and operating results for the Company’s third quarter ended September 29, 2007. In addition, the presentation provides information on strategy, action plans and outlook. The Company will also post the attached materials on its website (www.OfficeDepot.com) located in the Investor Relations section of that site.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1.1	Presentation Materials for Investor Relations Conferences for Office Depot, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: November 26, 2007	By: Elisa D. Garcia C.

/s/ Elisa D. Garcia C. Executive Vice President, General Counsel and Corporate Secretary